Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, California 92130-2006 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

August 20, 2021

The Board of Directors

GAN Limited

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to GAN Limited, an exempted company limited by shares, incorporated and registered in Bermuda (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on August 20, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”), and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”), and any free-writing prospectus(es) of the following securities of the Company (collectively, the “Company Securities”):

●	ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”);

●	preferred shares, par value $0.01 per share, of the Company, in one or more series or classes (the “Preferred Shares”);

●	depositary shares of the Company representing a fractional interest of a share of Preferred Shares (the “Depositary Shares”);

●	warrants to purchase Ordinary Shares or Preferred Shares (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

●	purchase contracts to purchase Ordinary Shares, Preferred Shares or Depositary Shares (the “Purchase Contracts”);

●	subscription rights to purchase Ordinary Shares, Preferred Shares or Warrants (the “Subscription Rights”), which may be issued under subscription agreements (each, a “Subscription Agreement”), to be dated on or about the date of the first issuance of the applicable Subscription Rights thereunder, by and between the Company and the other parties thereto (the “Subscription Parties”); and

August 20, 2021

●	units consisting of Ordinary Shares, Preferred Shares, Warrants or Subscription Rights (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).

In addition, the Registration Statement registers for resale Ordinary Shares which may be offered by the selling shareholders identified in any Prospectus Supplement (the “Secondary Shares”) and with the Company Securities, the “Securities”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed:

(a) the genuineness and authenticity of all signatures on original documents;

(b) the authenticity of all documents submitted to us as originals;

(c) the conformity to originals of all documents submitted to us as copies;

(d) the accuracy, completeness and authenticity of certificates of public officials;

(e) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;

(f) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded, under the Securities Act, and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws;

(g) that the issuance and sale of the Securities (other than the Secondary Shares) do not violate any applicable law, are in conformity with the Company’s then operative Memorandum of Association or Bye-Laws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets;

August 20, 2021

(h) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(i) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable;

(j) that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities;

(k) with respect to Securities being issued upon conversion of any convertible Preferred Shares, the applicable convertible Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable;

(l) with respect to any Securities being issued upon exercise of any Warrants or Subscription Rights or relating to any Units, the applicable Warrants, Subscription Rights or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(m) with respect to the Warrants offered under the Registration Statement, that (i) such Warrants will be issued pursuant to a Warrant Agreement, (ii) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (iii) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

(n) with respect to the Units offered under the Registration Statement, that (i) such Units will be issued pursuant to a Unit Agreement, (ii) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (iii) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

This opinion is limited solely to the federal laws of the United States and the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement.

We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

August 20, 2021

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

1. the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

2. rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

3. general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

4. we express no opinion with respect to the enforceability of:

(i) consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue;

(ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

(iii) waivers of broadly or vaguely stated rights; and

(iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Depositary Shares, when (i) the Company’s Board of Directors has taken all necessary corporate action to duly authorize the terms of a deposit agreement, (ii) such deposit agreement has been duly executed and delivered, (iii) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of the Company’s Board of Directors, and (iv) any receipts representing the Depositary Shares have been duly executed, authenticated (if required), issued and delivered by the depositary against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) (assuming the underlying Securities have been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

August 20, 2021

2. With respect to any Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Purchase Contracts, when (i) the Company’s Board of Directors has taken all necessary corporate action to duly authorize the terms of a purchase contract, (ii) such purchase contract has been duly executed and delivered, (iii) the specific terms of a particular issue of Purchase Contracts have been duly authorized and duly established in accordance with such purchase contract agreement and authorized by all necessary corporate action of the Company’s Board of Directors, and (iv) any certificates representing the Purchase Contracts have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by such purchase contract agreement, the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and any related free-writing prospectus(es) (assuming the Securities issuable under the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Subscription Rights issued under a Subscription Agreement and offered under the Registration Statement, provided that (i) the Subscription Agreement has been duly authorized by the Company and the Subscription Parties by all necessary corporation action; (ii) the Subscription Agreement has been duly executed and delivered by the Company and the Subscription Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; and (iv) the Subscription Rights have been duly executed and delivered by the Company and authenticated by the Subscription Parties pursuant to the Subscription Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Subscription Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Subscription Rights, when issued and sold in accordance with the Subscription Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

August 20, 2021

5. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s). In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Respectfully,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP